Exhibit 10.12

Unique Logistics International, Inc.

154-09 146th Ave

Jamaica, NY 11434

January ___, 2020

VIA ELECTRONIC MAIL

Re:	Limited Waiver of Events of Default under the Transaction Documents and Rights under the Securities Purchase Agreements and Registration Rights Agreement

Gentlemen:

Reference is made to those certain (i) Securities Purchase Agreement (as modified from time to time, the “Trillium Purchase Agreement”), dated as of October 7, 2020 between Unique Logistics International (formerly Innocap, Inc.), the “Company”) and Trillium Partners LP (together with its successors and permitted assigns, “Trillium”) providing for, among other things, the issuance at the applicable closing, (A) a 10% Secured Subordinated Convertible Promissory Note (as modified from time to time, the “Trillium Note”) and (B) Warrants to purchase shares of the Common Stock (as modified from time to time, the “Trillium Warrants” and together with the Trillium Note, herein referred to collectively as the “Trillium Securities”); (ii) Securities Purchase Agreement (as modified from time to time, the “3a Capital Purchase Agreement”), dated as of October 14, 2020 between the Company and 3a Capital Establishment (together with its successors and permitted assigns, “3a Capital”) (3a Capital and together with Trillium, herein referred to collectively as the “Purchasers”), providing for, among other things, the issuance at the applicable closing, (A) a 10% Secured Subordinated Convertible Promissory Note (as modified from time to time, the “3a Capital Note”) and (B) Warrants to purchase shares of the Common Stock (as modified from time to time, the “3a Warrants” and together with the 3a Capital Note, herein referred to collectively as the “3a Securities”) (the 3a Securities and together with the Trillium Securities herein referred to collectively referred to as the “Securities”); (iii) the Registration Rights Agreement (as modified from time to time, the “Registration Rights Agreement”), dated as of October 7, 2020 between the Company and the Purchasers, providing for, among other things, the filing of a registration statement with the Commission by no later than December 7, 2020 with respect to the Securities and (iv) Securities Purchase Agreement dated as of January __, 2020 between Unique Logistics International (formerly Innocap, Inc.), and the Purchasers providing for, among other things, the issuance at the applicable closing a 10% Secured Subordinated Convertible Promissory Note (as modified from time to time, the “Subsequent Notes”) and (iv) the Registration Rights Agreement (as modified from time to time, the “2021 Registration Rights Agreement” together with the Registration Rights Agreement, the “Registration Rights Agreements”), dated as of January __, 2021 between the Company and the Purchasers, Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreements, and Transaction Documents (as defined in the Purchase Agreements).

This letter agreement (this “Letter Agreement”) confirms our recent discussions about, among other matters, the waiver of certain scheduled Events of Default under the Transaction Documents and the Registration Rights Agreements.

The Company represents, warrants, and covenants to the Purchasers as follows:

(1)	The Company acknowledges that certain Events of Default have occurred, are continuing, all applicable grace periods have expired without cure;

(2)	Each of the representations, warranties and covenants set forth in the applicable Transaction Documents is hereby, repeated and reaffirmed in all material aspects.

(3)	You have requested that the Purchasers waive any and all Events of Default in order for the Company to carry out its obligations under the Unique Registration Statement.

(4)	Each of the undersigned Purchasers, is hereby willing to grant the requested waivers, until the date that is six months from the date hereof (the “Waiver Period”).

(5)	Upon the expiration of the Waiver Period for whatever reason, the Company shall file a resale reinstatement statement with the Commission as initially contemplated under the Registration Rights Agreement, promptly, and in all events, within 15 days after the expiration of the Waiver Period.

(6)	Upon the occurrence and continuance of an event of default under this Letter Agreement, any Transaction Document, or the Registration Rights Agreement, each Purchaser shall have all of its rights and remedies available hereunder, thereunder or under law or equity. Aside from specifically set forth herein, each Purchaser reserves all of its rights and remedies.

(7)	Aside from the waivers provided hereunder, the Transaction Documents and the Registration Rights Agreements remain unmodified and in full for and effect.

(8)	This Letter Agreement is deemed to be a Transaction Document.

The Company hereby agrees, for itself and its Subsidiaries, that the Guarantors continue to guaranty, pursuant to the Guaranty, as primary obligor and not as surety, the full and punctual payment when due of the obligations owing under the Notes and the other Transaction Document as modified hereby (as limited by the original terms of the Guaranty) and that the terms hereof shall not affect in any way their obligations and liabilities, as expressly modified hereby, under the Transaction Documents. The Company, for itself and its Subsidiaries, hereby reaffirms (a) all such obligations and liabilities and agrees that such obligations and liabilities shall remain in full force and effect and (b) the security interests granted under the Transaction Documents and agrees that such security interests shall continue to secure such obligations and liabilities.

This Letter Agreement is a Transaction Document and is limited as written.

All communications and notices hereunder shall be given as provided in the Transaction Documents. This Letter Agreement (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto and, together with the other Transaction Documents, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing and only to the extent such modification, waiver or assignment would be permitted under the Transaction Documents (and any attempt to assign this Letter Agreement without such writing shall be null and void), (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters and (e) shall survive the satisfaction or discharge of the amounts owing under the Transaction Documents. The fact that any term or provision of this Letter Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,

UNIQUE LOGITICS INTERNATIONAL, INC.

By:
Name:	Sunandan Ray
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

Trillium Partners LP

By:
Stephen Hicks, Manager of GP

3a Capital Establishment

By:
Name:
Title: